As filed with the Securities and Exchange Commission on September 3, 1998
                                         Registration Statement No. 333-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                      ----------------------------------

                       MORGAN STANLEY DEAN WITTER & CO.
            (Exact name of registrant as specified in its charter)

           Delaware                                  36-3145972
           --------                                  ----------
(State or other jurisdiction of           (IRS Employer Identification Number)
incorporation or organization)

                                 1585 Broadway
                           New York, New York 10036
                           ------------------------
         (Address of principal executive offices, including zip code)

       DEAN WITTER START PLAN (SAVING TODAY AFFORDS RETIREMENT TOMORROW)
                           (Full title of the plan)

                             Christine A. Edwards
          Executive Vice President, Chief Legal Officer and Secretary
                       Morgan Stanley Dean Witter & Co.
                                 1585 Broadway
                           New York, New York 10036
                                (212) 761-4000
           (Name, address and telephone number of agent for service)

                      ----------------------------------

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum         Proposed Maximum          Amount of
  Title of Securities to be       Amount to be         Offering Price Per       Aggregate Offering       Registration
          Registered              Registered(1)             Share(2)                   Price                  Fee
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par                 5,000,000                 $54.00                $270,000,000           $79,650.00
value $.01 per share(3)(4)          shares
--------------------------------------------------------------------------------------------------------------------------

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on September 1, 1998.

(3) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995 and amended as of February 4, 1997, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part 2 of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

The  Registrant  hereby   incorporates  the  following   documents  herein  by
reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997;

(b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1998 (as amended by Form 10-Q/A (Amendment No. 1) filed May 6,
1998) and May 31, 1998;

(c) the  Registrant's  Current  Reports  on Form 8-K dated  December  8, 1997,
January 7,  1998,  February  12,  1998,  March  26,  1998,  June 18, 1998  and
September 1, 1998;

(d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993;

(e) the description of the Registrant's Shareholder Rights Plan contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995; and

(f) Amendment, dated February 4, 1997, to the Rights Agreement, dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997).

All documents  subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not required.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         No material interests.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Article VIII of the Amended and Restated Certificate of Incorporation of the Company ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of the Company ("By-Laws"), each as amended to date, provide for the indemnification of the Company's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of the Company shall be indemnified by the Company to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Company (a "Subsidiary") shall be indemnified by the Company to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.

         The Company's By-Laws also provide that the Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Company or a Subsidiary and to any person who is or was serving at the request of the Company or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of the Company or a Subsidiary, to the same scope and effect as the foregoing indemnification of directors and officers of the Company.

         Under the By-Laws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Company or Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Company or a Subsidiary would have the power to indemnify him against such expense, liability or loss under the provisions of applicable law.

         The Company has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

4.1 Dean Witter START Plan (Savings Today Affords Retirement Tomorrow) (amended and restated as of January 1, 1997). Filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.
4.2 Amendment to Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (adopted December 10, 1997). Filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and incorporated herein by reference.
4.3 Amendments to Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (effective May 31, 1997). Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998 and incorporated herein by reference.
4.4 Amendment to Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (adopted April 14, 1998, effective as of January 1, 1998). Filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998 and incorporated herein by reference.
4.5      Amended and Restated  Certificate of Incorporation.  Filed as Exhibit
         3.1 to the Registrant's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference.
4.6 Certificate of Designation of the Registrant relating to the Registrant's Series A Junior Participating Preferred Stock. Filed as
         Exhibit 3(b) to the Registrant's Registration Statement No. 33-92172 on Form S-3 and incorporated herein by reference.
4.7 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on March 24, 1998. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and incorporated herein by reference.
4.8 By-Laws, as amended to date. Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and incorporated herein by reference.
4.9 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995 and incorporated by reference herein.
4.10 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
5.1      Opinion  of Brown & Wood LLP.
15.1 Letter of awareness from Deloitte & Touche LLP concerning unaudited interim financial information.
15.2 Letter of awareness from Ernst & Young LLP concerning unaudited interim financial information.
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Ernst & Young LLP.
23.3     Consent of Brown & Wood LLP (included as part of Exhibit  5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

Item 9.  Undertakings.
         -------------

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if
         --------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 3rd day of September, 1998.

                            MORGAN STANLEY DEAN WITTER & CO.

                            By:  /s/  Philip J. Purcell
                                 ------------------------------------
                            Name:     Philip J. Purcell
                            Title     Chairman of the Board, Chief Executive
                                             Officer and Director

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Christine A. Edwards, Robert G. Scott, Ronald T. Carman, Ralph L. Pellecchio, William J. O'Shaughnessy and
Martin M. Cohen and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 3rd day of September, 1998.

       Signature                                   Title

/s/  Philip J. Purcell         Chairman of the Board, Chief Executive Officer
----------------------------                    and Director
     Philip J. Purcell

/s/  John J. Mack              President, Chief Operating Officer and Director
----------------------------
     John J. Mack

/s/  Thomas C. Schneider            Executive Vice President and Director
----------------------------
     Thomas C. Schneider

/s/  Richard B. Fisher           Chairman of Executive Committee of Board of
----------------------------               Directors and Director
     Richard B. Fisher

/s/  Robert G. Scott                  Executive Vice President and Chief
----------------------------                   Financial Officer
     Robert G. Scott

/s/  Eileen K. Murray                              Controller
----------------------------             (Principal Accounting Officer)
     Eileen K. Murray

/s/  Robert P. Bauman                               Director
----------------------------
     Robert P. Bauman

/s/  Edward A. Brennan                              Director
----------------------------
     Edward A. Brennan

/s/  Diana D. Brooks                                Director
----------------------------
     Diana D. Brooks

/s/  Daniel B. Burke                                Director
----------------------------
     Daniel B. Burke

/s/  C. Robert Kidder                               Director
----------------------------
     C. Robert Kidder

/s/  Miles L. Marsh                                 Director
----------------------------
     Miles L. Marsh

/s/  Michael A. Miles                               Director
----------------------------
     Michael A. Miles

/s/  Allen E. Murray                                Director
----------------------------
     Allen E. Murray

/s/  Clarence B. Rogers, Jr.                        Director
----------------------------
     Clarence B. Rogers, Jr.

/s/  Laura D'Andrea Tyson                           Director
----------------------------
     Laura D'Andrea Tyson

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on this 3rd day of September, 1998.

                             Dean Witter  START Plan (Saving  Today
                             Affords Retirement Tomorrow)

                             By:   Dean Witter Reynolds Inc.,
                                   Plan Administrator


                             By:   /s/  Michael T. Cunningham
                                   -------------------------------
                                   Name:   Michael T. Cunningham
                                   Title:  Senior Vice President

                                 EXHIBIT INDEX

Exhibit
Number
-------

4.1 Dean Witter START Plan (Savings Today Affords Retirement Tomorrow) (amended and restated as of January 1, 1997). Filed as Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.
4.2 Amendment to Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (adopted December 10, 1997). Filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and incorporated herein by reference.
4.3 Amendments to Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (effective May 31, 1997). Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998 and incorporated herein by reference.
4.4 Amendment to Dean Witter START Plan (Saving Today Affords Retirement Tomorrow) (adopted April 14, 1998, effective as of January 1, 1998). Filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998 and incorporated herein by reference.
4.5      Amended and Restated  Certificate of Incorporation.  Filed as Exhibit
         3.1 to the Registrant's Current Report on Form 8-K dated May 31, 1997 and incorporated herein by reference.
4.6 Certificate of Designation of the Registrant relating to the Registrant's Series A Junior Participating Preferred Stock. Filed as
         Exhibit 3(b) to the Registrant's Registration Statement No. 33-92172 on Form S-3 and incorporated herein by reference.
4.7 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on March 24, 1998. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and incorporated herein by reference.
4.8 By-Laws, as amended to date. Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1998 and incorporated herein by reference.
4.9 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995 and incorporated by reference herein.
4.10 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
5.1      Opinion of Brown & Wood LLP.
15.1 Letter of awareness from Deloitte & Touche LLP concerning unaudited interim financial information.
15.2 Letter of awareness from Ernst & Young LLP concerning unaudited interim financial information.
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Ernst & Young LLP.
23.3     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").